As filed with the Securities and Exchange Commission on April 4, 2022
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JANEL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	86-1005291
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

80 Eighth Avenue
New York, New York 10011
(212) 373-5895
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

JANEL CORPORATION 2017 EQUITY INCENTIVE PLAN
(Full title of the plan)

Dominique Schulte
President and Chief Executive Officer
Janel Corporation
80 Eighth Avenue
New York, New York 10011
(212) 373-5895
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Hillel Tendler, Esquire
Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.
One South Street, 27th Floor
Baltimore, Maryland 21202
(410) 332-8552

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:  Large Accelerated Filer ☐  Accelerated Filer ☐ Non-Accelerated Filer  ☒ Smaller Reporting Company ☒ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 100,000 additional shares of common stock, par value $0.001 per share (“Common Stock”), of Janel Corporation, a Nevada corporation (the “Registrant”), reserved for issuance upon the exercise of stock options that may be granted under the Janel Corporation 2017 Equity Incentive Plan (as from time to time amended, the “2017 Plan”).  A registration statement filed on Form S-8 relating to the 2017 Plan is currently effective.  The Registrant has elected to rely upon General Instruction E to Form S-8, which permits the filing of an abbreviated registration statement for the registration of additional securities for an employee benefit plan for which an earlier S-8 registration is effective.  Consequently, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333- 253400 ) are incorporated by reference into this Registration Statement.

The Registrant’s Board of Directors authorized the increase in the aggregate number of shares available for issuance under the 2017 Plan.  The Plan, as amended, increased the number of shares of Common Stock which may be issued pursuant to the 2017 Plan by 100,000 shares, bringing the total number of authorized shares to 200,000.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

Exhibit Number	Description of Exhibits

5.1	Opinion of Bailey Kennedy, LLP, as to legality of Shares to be issued

10.1
Janel Corporation 2017 Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed December 27, 2021)

23.1	Consent of Bailey Kennedy, LLP (included in their opinion in Exhibit 5.1)

23.2	Consent of Prager Metis CPAs, LLC, independent certified public accountants

107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of April, 2022.

JANEL CORPORATION

By:	/s/ Dominique Schulte
Dominique Schulte, President and
Chief Executive Officer

We, the undersigned directors and officers of Janel Corporation (the “Registrant”) hereby severally constitute and appoint Dominique Schulte, individually, with full power of substitution, our true and lawful attorney-in-fact and agent, to do any and all things in our names in the capacities indicated below which said  may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 of the Registrant, including specifically but not limited to, power and authority to sign for us in our named in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Dominique Schulte may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of the date indicated below.

Signature	Title	Date

/s/ Dominique Schulte	President, Chief Executive	April 4, 2022
Dominique Schulte	Officer and Director

/s/ Vincent Verde	Treasurer and	April 4, 2022
Vincent Verde	Secretary

/s/ Gerard van Kesteren	Director	April 4, 2022
Gerard van Kesteren

/s/ Brendan Killackey	Director	April 4, 2022
Brendan Killackey

/s/ John J. Gonzalez, II	Director	April 4, 2022
John J. Gonzalez, II

/s/ Gregory J. Melsen	Director	April 4, 2022
Gregory J. Melsen

/s/ Karen Miller Ryan	Director	April 4, 2022
Karen Miller Ryan

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